UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
16767 N. Perimeter Drive, Suite 110
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 245-5960
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On July 30, 2025, we issued a press release containing certain anticipated financial results and other information relating to the upcoming restated and reissued financial statements described in Item 4.02 below. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 24, 2025, our Chief Financial Officer, after meeting with the members of the Audit Committee of our Board of Directors to discuss the matters disclosed in this Item 4.02 and in consultation with BDO USA, LLP (“BDO”), our independent registered public accounting firm, concluded that our previously issued audited financial statements as of and for the year ended December 31, 2024 contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and the unaudited interim financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (collectively, the “Previously Issued Financial Statements”) contained material errors and should be restated, which conclusion was thereafter formally ratified by our Audit Committee and our Board of Directors. This determination occurred following discussions of the matter among BDO, officers of our company and members of our Board of Directors. Accordingly, investors and all other persons should no longer rely upon the Previously Issued Financial Statements included in our previously filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the periods listed above. In addition, any previously issued or filed earnings releases, investor presentations or other communications describing the Previously Issued Financial Statements and other related financial information covering these periods should no longer be relied upon.

Background

The errors relate to the previously recorded impairment on the carrying values of company-owned or managed clinics classified as held for sale and included in discontinued operations. Specifically, there was a misapplication of accounting guidance related to the valuation methodology used in connection with the fair value measurement of certain assets held for sale within discontinued operations. Upon further evaluation, we determined that the original methodology applied was not consistent with the relevant requirements of U.S. generally accepted accounting principles (“GAAP”), and as such, adjustments are necessary to accurately present our financial position and results of operations.

We are in the process of, but have not yet completed, our determination of the degree to which these errors will have an effect on our Previously Issued Financial Statements. Based on our review to date, the following preliminary estimated impact of the identified errors on the Previously Issued

Financial Statements are our current estimates of the impact and are subject to change in connection with the completion of the restatements.

For the year ended December 31, 2024, the correction for the impairment on assets held for sale is expected to result in a reduction of previously reported loss from discontinued operations before income taxes of approximately $2.2 million. As a result, the total impact of this adjustment for the year is an estimated $2.2 million decrease in net loss for the year ended December 31, 2024 and an estimated $2.2 million increase in the carrying value of assets held for sale reported in discontinued operations current assets for the period then ended.

This adjustment is not expected to have any impact on Adjusted EBITDA for the year ended December 31, 2024, nor on cash, cash equivalents, or restricted cash as of that date.

For the period ended March 31, 2025, the correction for the impairment on assets held for sale is expected to result in an increase of previously reported income from discontinued operations before income taxes of approximately $0.5 million. As a result, the total impact of these adjustments is an estimated $0.5 million increase in net income for the quarter ended March 31, 2025 and an estimated cumulative $2.7 million increase in the carrying value of assets held for sale reported in discontinued operations current assets for the period then ended.

This adjustment is not expected to have any impact on Adjusted EBITDA for the three months ended March 31, 2025, or on cash, cash equivalents, or restricted cash as of that date.

We plan to restate and reissue the Previously Issued Financial Statements to reflect the revised method of accounting for non-cash impairment charges related to the assets held for sale. We intend to file, as soon as practical, an amended Annual Report on Form 10-K/A and an amended Quarterly Report on Form 10-Q/A, which will contain the restated Previously Issued Financial Statements utilizing the correct methods of accounting.

We are also evaluating the impact of the identified errors on our internal control over financial reporting and disclosure controls and procedures. Although the evaluation is not yet complete, we expect it will result in a material weakness in our internal control over financial reporting and will conclude that our disclosure controls and procedures were ineffective during the applicable periods related to the Previously Issued Financial Statements. We continue to evaluate and implement remedial measures to address such material weaknesses.

Our management and our Audit Committee have discussed the matters disclosed in this report with BDO.

Forward Looking Statements

This Current Report on Form 8-K contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements, including expectations about the timing of the completion and filing of the 10-K/A and 10-Q/A, the anticipated impact and effects of the errors on the Previously Issued Financial Statements, and the impact of the identified errors on our internal control over financial reporting and disclosure controls and procedures, are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, leading to increased labor costs and interest rates, as well as changes to import tariffs, may lead to reduced discretionary spending, all of which may negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and the factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 14, 2025 and subsequently filed current and quarterly reports. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
99.1	Press Release, dated July 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JOINT CORP.

Date:	July 30, 2025	By:	/s/ Sanjiv K. Razdan
Sanjiv K. Razdan
President and Chief Executive Officer